SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 22, 2000
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                            Marvel Enterprises, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


Delaware                            1-13638                       13-3711775
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(State or Other                   (Commission                  (I.R.S. Employer
Jurisdiction of                    File Number)                 Identification
incorporation)                                                  No.)



                     387 Park Avenue South, New York, NY 10016
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              (Address of Principal Executive Offices)  (Zip Code)



       Registrant's Telephone Number, Including Area Code: (212) 696-0808
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         --------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report.)






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ITEM 5.           Other Events

                  On August 22, 2000 the Board of Directors of Marvel Enterprises, Inc. (the "Company") authorized a dividend of one preferred share purchase right (a "Right") for each share of common stock, $.01 par value per share ("Common Shares") and 1.039 Rights for each share of 8% Cumulative Convertible Exchangeable Preferred Stock, $.01 par value per share ("8% Preferred Shares"), of the Company outstanding at the close of business on September 15, 2000 (the "Record Date"). As long as the Rights are attached to the Common Shares or 8% Preferred Shares, the Company will issue one Right (subject to adjustment) with each new Common Share and 1.039 Rights (subject to adjustment) with each new 8% Preferred Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Class A Junior Participating Preferred Stock (the "Preferred Shares") at a price of $35 per one-hundredth of a Preferred Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 22, 2000, as the same may be amended from time to time (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                  Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an "Acquiring Person") or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be represented, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate and with respect to any of the 8% Preferred Share certificates outstanding as of the Record Date, by such 8% Preferred Share certificate.

                  The Rights Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Shares and 8% Preferred Shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Share certificates and 8% Preferred Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares or 8% Preferred Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares or 8% Preferred Shares, with or without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares or 8% Preferred Shares represented by such certificate. As soon as practicable


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following the Distribution Date, separate certificates representing the Rights
("Right Certificates") will be mailed to holders of record of the Common Shares and 8% Preferred Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will represent the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on September 15, 2010 subject to the Company's right to extend such date (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company or terminated.

                  The Preferred Shares will rank junior to the 8% Preferred Shares as to dividends and upon liquidation, dissolution and winding up of the Company. Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $0.10 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $10 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

                  In the event that a person becomes an Acquiring Person or if the Company is the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares and/or 8% Preferred Shares were not changed or


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exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will be void), will thereafter have the right to receive, upon exercise thereof, that number of Common Shares having a market value of two times the then-current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power are sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then-current Purchase Price of the Right.

                  At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person, which will be void), in whole or in part, for that number of Common Shares having an aggregate value equal to the Spread (the excess of the value of the Common Shares issuable upon the exercise of a Right over the Purchase Price) per Right (subject to adjustment).

                  No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be represented by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

                  The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, it will not entitle its holder to any rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights.


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                  The Rights are designed to assure that all of the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time before a person or group has become an Acquiring Person.

                  The Rights Agreement and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

4.2 Rights Agreement, dated as of August 22, 2000, between Marvel Enterprises, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes the form of Certificate of Designation, Preferences and Rights of the Class A Junior Participating Preferred Stock of Marvel Enterprises, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Class A Preferred Shares as Exhibit C.

99.1              Text of Press Release, dated September 1, 2000.






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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MARVEL ENTERPRISES, INC.
                                  (Registrant)

Date:  September 11, 2000
                                   By: /s/ F. Peter Cuneo
                                      -----------------------------------------
                                   Name:   F. Peter Cuneo
                                   Title:  President and Chief Executive Officer


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